Exhibit 1.1

Workspace Property Trust

Common Shares of Beneficial Interest, $0.01 Par Value per Share

Underwriting Agreement

[               ], 2017

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Workspace Property Trust, a Maryland real estate investment trust (the “Company”), and  Workspace Property Trust, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” and, individually, an “Underwriter”), for whom you are acting as representatives (the “Representatives”), an aggregate of [     ] common shares (the “Firm Shares”) of beneficial interest, $0.01 par value per share (“Common

Shares”), of the Company, and, at the election of the Underwriters, up to [     ] additional Common Shares (the “Optional Shares”) of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Shares”.

Prior to the First Time of Delivery (as defined in Section 4), the Company, the Operating Partnership and certain of their affiliates and subsidiaries will complete a series of transactions described more fully in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as defined below) under the caption “Structure and Formation of Our Company — Formation Transactions” (collectively, the “Formation Transactions”). As part of the Formation Transactions, the Company will, among other things, (1) consolidate the ownership of the real properties (the “Properties”) and other assets (including the property and asset management businesses of the Company) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the Company and the Operating Partnership and (2) contribute the net proceeds from the offering of the Shares to the Operating Partnership in exchange for interests in the Operating Partnership (“OP Units”).  In addition, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will enter into a purchase agreement on or prior to the date hereof(as defined below), with Safanad Suburban Office Partnership, LP (the “OP Units Seller”), pursuant to which the Company will, subject to the terms therein, immediately after the purchase and sale of the Optional Shares pursuant to this Agreement, purchase OP Units from the OP Units Seller.  A list of material agreements pursuant to which the Formation Transactions will be completed, as well as the purchase agreement with the OP Units Seller, is set forth on Schedule III hereto (collectively, the “Operative Documents”).

1.        Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)      A registration statement on Form S-11 (File No. 333-220964) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission since being declared effective; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated, or to the

Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)      No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(c)       For the purposes of this Agreement, the “Applicable Time” is [   :   ] [a/p]m (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents, if any, and information listed in Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, and any individual Section 5(d) Writing (as defined below), if any, listed on Schedule II(c) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing, if any, in reliance upon and in conformity with information furnished in writing to the

Company by an Underwriter through the Representatives expressly for use therein; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is herein called a “Section 5(d) Communication”, and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is herein called a “Section 5(d) Writing”;

(d)      From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(e)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)       Other than as set forth or contemplated in the Pricing Disclosure Package, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries, (B) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position or results of operations of the Company, the Operating Partnership and their respective subsidiaries or of any predecessor entity of the Company, the Operating Partnership or their respective subsidiaries (the “Predecessor Entities”) considered as one enterprise (and assuming the completion of the Formation Transactions), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (C) there have been no transactions entered into by the Company or any of its subsidiaries or any Predecessor Entity (or subsidiary thereof), other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities or any of their respective subsidiaries or, except pursuant to the Operative Documents, any Predecessor Entity (or subsidiary thereof) on any class of its capital stock, OP Units or other form of ownership interests, and (E) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(g)       Except as described in the Pricing Disclosure Package, (i) upon consummation of the Formation Transactions, the Transaction Entities and their respective subsidiaries will have good and marketable title in fee simple to all of the Properties owned by them, in each case free and clear of all mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects as do not, individually or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities and their respective subsidiaries; (ii) no third party, including any tenant at any of the Properties, has any option or right of first refusal to purchase any Property or any portion thereof or interest therein; (iii) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities or any of their respective subsidiaries that are required to be disclosed in the Pricing Prospectus are disclosed therein; and (iv) neither of the Transaction Entities nor any of their respective subsidiaries owns any real property material to the business of the Transaction Entities and their respective subsidiaries other than the Properties;

(h)      The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with power and authority as a real estate investment trust to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and the Operative Documents, to the extent it is a party to such agreements, and (ii) in connection with the Formation Transactions; and the Company has been duly qualified as a foreign corporation or other foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect;

(i)        The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and the Operative Documents, to the extent it is a party to such agreements, and (ii) in connection with the Formation Transactions, the Company, immediately following the Formation Transactions, will be the sole general partner of the Operating Partnership and at the First Time of Delivery, the Agreement of Limited Partnership of the Operating Partnership in the form filed as an exhibit to the Registration Statement, will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Pricing Disclosure Package and the Prospectus, provided that to the extent any portion of the Underwriters’ option to purchase Optional Shares is exercised as of the First Time of Delivery, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly and, additionally, to the extent any portion of such option is exercised subsequent to the First Time of Delivery, the Company will contribute the proceeds from the sale of the Optional Shares to the Operating Partnership in exchange for a number of OP Units equal to the number of Optional Shares issued;

(j)       Each subsidiary of the Company (after giving effect to the Formation Transactions) has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, has corporate or similar power and authority to own its real properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect;

(k)      The Company has authorized shares of beneficial interest as set forth in the Pricing Prospectus under the captions “Capitalization—Company Pro Forma” and “Description of Shares” and all of the issued shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Common Shares contained in the Pricing Prospectus and the Prospectus; and, other than as set forth in the Pricing Disclosure Package and the Prospectus, all of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are, or upon consummation of the Formation Transactions, will be owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims; none of the outstanding shares of beneficial interest of the Company or the outstanding capital stock or other equity interests, as applicable, of any of the Company’s subsidiaries, were issued in violation of the preemptive or other similar rights of any securityholder of the Company or such subsidiary, as applicable; as used herein, “subsidiary” means each direct and indirect subsidiary of the Company prior to and after giving effect to the Formation Transactions, including, without limitation, the Operating Partnership and its controlled entities, and the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement;

(l)        The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered  by the Company pursuant to this Agreement against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company and the terms of the Shares will conform in all material respects to the description related thereto contained in the Pricing Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same;

(m)     The OP Units to be issued in the Formation Transactions have been duly and validly authorized for issuance by the Operating Partnership and, at the First Time of Delivery, will be validly issued; the issuance and sale by the Operating Partnership of the OP Units in connection with the Formation Transactions are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and Blue Sky laws; the terms of the OP Units conform in all material respects to the description related thereto contained in the Pricing Disclosure Package and the Prospectus; and except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership;

(n)      The Common Shares (other than the Shares) to be issued in connection with the Formation Transactions (the “Formation Shares”) have been duly and validly authorized for issuance and sale to the applicable persons or their nominees pursuant to the applicable Operative Documents and, when the Formation Shares have been issued and delivered by the Company pursuant to the applicable Operative Document against payment of the consideration set forth therein, the Formation Shares will be duly and validly issued and fully paid and non-assessable; the issuance of the Formation Shares is not subject to any preemptive or other similar rights of any securityholder of the Company; and the issuance and sale by the Company of the Formation Shares are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and Blue Sky laws;

(o)      The execution, delivery and performance of this Agreement and the Operative Documents by the Transaction Entities and their respective subsidiaries (to the extent each entity is a party thereto) and their consummation, as applicable, of the transactions contemplated herein and therein, the Formation Transactions, the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”, and compliance by the Transaction Entities and the Predecessor Entities with their obligations hereunder and thereunder have been duly authorized by all necessary trust, corporate, limited liability company or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of either of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or a subsidiary thereof) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which either of the Transaction Entities or any of their respective subsidiaries may be bound, or to which any of the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries is subject, except for such conflicts, breaches, violations, defaults, Repayment Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of (i) the provisions of the Organizational Documents (as defined below) of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or any subsidiary thereof) or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their Properties, except, in the case of clause (ii), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement; as used herein, “Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational document and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a Maryland real estate investment trust, its declaration of trust and its bylaws; (v) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (vi) in the case of any other entity, the organization and governing documents of such entity, and “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or subsidiary thereof);

(p)      Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(q)      No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by each Transaction Entity of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, or under the Operative Documents, or in connection with the consummation of the Formation Transactions, except (i) such as have already been obtained or as may be required for the registration under the Act of the Shares, or (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, by the rules of the New York Stock Exchange (the “Exchange”) or by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(r)       The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Prospectus Summary—Structure and Formation of Our Company,” “Prospectus Summary—Our Tax Status,” “Prospectus Summary—Restrictions on Ownership of Our Common Shares,” “Prospectus Summary—Restrictions on Transfer,” “Certain Relationships and Related Transactions,” “Executive and Trustee Compensation,”

“Structure and Formation of Our Company,” “Description of Shares,” “Description of the Partnership Agreement of Workspace Property Trust, L.P.,” “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws,” “Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and under the caption “Description of Shares”, insofar as it purports to constitute a summary of the terms of the Common Shares, is accurate, complete and fair in all material respects;

(s)       Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings, actions, suits, inquiries or investigations pending to which the Company, the Operating Partnership or any of their respective subsidiaries or any Predecessor Entity (or a subsidiary thereof) is subject or a party or of which any Property of the Company or any of its subsidiaries is the subject which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than as disclosed therein), or which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, and would materially adversely affect consummation of the transactions contemplated by this Agreement; to the knowledge of the Transaction Entities, no such proceedings, actions, suits, inquiries or investigations are threatened or contemplated by governmental authorities or threatened by others; and the aggregate of all pending legal or governmental proceedings, actions, suits, inquiries or investigations to which the Company, the Operating Partnership or any of their respective subsidiaries or any Predecessor Entity (or a subsidiary thereof) is subject or a party or of which any of the Properties or any other of their respective properties or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement;

(t)       Neither of the Transaction Entities are and, after giving effect to the issuance and sale of the OP Units and the Formation Shares in connection with the Formation Transactions, the offering and sale of the Shares and the application of the proceeds thereof, neither of the Transaction Entities will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)      At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(v)      Ernst & Young LLP, who have certified certain financial statements and schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and the Predecessor Entities as required by the Act and the rules and regulations of the Commission thereunder;

(w)      The Company and its subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (ii) currently maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the Company’s inception, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated);

(x)      Since the date of the latest audited financial statements included  in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(y)      The Company and its subsidiaries have established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;

(z)       None of the Transaction Entities, any of their respective subsidiaries, any trustee, director, officer nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of

1977; (iv) has violated, or is in violation of, any provision of the Bribery Act 2010 of the United Kingdom; or (v) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Transaction Entities and their respective subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(aa)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced  by any applicable governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened;

(bb)    None of the Company, any of its subsidiaries, any trustee, director, officer or, to the knowledge of the Transaction Entities, any agent, employee affiliate or representative of the Company or any of its subsidiaries is an individual or entity, or is controlled by an individual or entity, that is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; since its inception, the Company and its subsidiaries have not engaged in any transactions prohibited by Sanctions, that at the time of the transaction was known to the Company to be prohibited by such Sanctions; and the Company and its subsidiaries will not engage in any transactions prohibited by Sanctions, that at the time of the transaction is known to the Company to be prohibited by such Sanctions;

(cc)     The financial statements, together with the related schedules and notes thereto, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects (i) the financial position of the Company as of the dates indicated, and (ii) the financial position of the Company’s predecessor at the dates indicated and the statements of operations and comprehensive income, equity and cash flows for the Company’s predecessor for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein; the historical selected financial data and the historical summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Company’s predecessor included therein; the pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; except as included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no historical or pro forma financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act and all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(dd)    The Transaction Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, inventions,  trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property (collectively, the “Intellectual Property”) reasonably necessary to conduct the operation of the business as now operated by them, except where the failure to own, possess or acquire such rights would not, individually or, in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of or is otherwise aware of any claim of infringement, misappropriation, violation of or conflict with any such rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Transaction Entities and their respective subsidiaries therein and which infringement, misappropriation, violation of or conflict with, individually or in the aggregate, would have a Material Adverse Effect; the Transaction Entities and their respective subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Transaction Entities or any of their respective subsidiaries;

(ee)     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect;

(ff)     Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Transaction Entities and their respective subsidiaries possess such licenses, permits, approvals, consents, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective Properties and to carry on their respective businesses as now or proposed to be conducted (collectively, “Permits”), except where the failure to possess such Permits or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect; each of the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and all of the Permits are valid and in full effect, and no event has occurred which allows, or after notice or lapse of time would allow, and neither of the Transaction Entities nor any of their respective subsidiaries nor any Predecessor Entity (or a subsidiary thereof) has received any notice of proceedings relating to, revocation, modification, or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(gg)     Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their respective subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement;

(hh)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries nor any Predecessor Entity (or subsidiary thereof) is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or subsidiary thereof) and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws;

(ii)       Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, either the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the Transaction Entities’ knowledge, any other party to any Lease, is in breach or default of any such Lease; and (ii) to the Transaction Entities’ knowledge, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease;

(jj)      Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Properties complies with all applicable codes, laws, ordinances, regulations and deed restrictions or other covenants (including, without limitation, building and zoning laws and laws and regulations relating to access), except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would affect the use or value of any of the Properties, except for such proceedings or other instances that would not, individually or in the aggregate, have a Material Adverse Effect;

(kk)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries;

(ll)       All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been timely filed, and all such tax returns are correct and complete in all material respects.  All taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (other than United States federal income tax law) except insofar as the failure to file such returns would not have a Material Adverse Effect, all such tax returns are correct and complete in all material respects, and have paid all taxes (other than United States federal income taxes) due pursuant to such returns and pursuant to any assessment received by the Company and its subsidiaries, except for such taxes and assessments, if any, as are being contested in good faith and as to which adequate reserves have been established; the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect;

(mm)    Each of the Transaction Entities and their respective subsidiaries and each Predecessor Entity (or subsidiary thereof) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (i) renew its existing coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries nor any Predecessor Entity (or subsidiary thereof) has been denied any material insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses;

(nn)    Commencing with its taxable year ended December 31, 2017, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects;

(oo)    Neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the Transaction Entities’ knowledge, any of their affiliates has taken, nor will take, directly or indirectly, any action that is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act;

(pp)    Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(qq)    There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required;

(rr)      The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act);

(ss)     No labor dispute with the employees of the either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect;

(tt)      The Shares have been approved for listing on the Exchange, subject to notice of issuance;

(uu)    This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities;

(vv)    The Transaction Entities and their respective subsidiaries, in each case, to the extent that each such entity is a party thereto, have the legal right and power to enter into each of the Operative Documents; the Transaction Entities and their respective subsidiaries, in each case, to the extent that each such entity is a party thereto, have duly authorized, executed and delivered, or will execute and deliver prior to or concurrent with the First Time of Delivery, each of the

Operative Documents; and each Operative Document constitutes a legally valid and binding obligation of the Transaction Entities and their respective subsidiaries, in each case, to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law;

(ww)   Except as described in the Pricing Disclosure Package, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities;

(xx)    Except for grants which are subject to consummation of the offering or the Formation Transactions or are otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Shares, pursuant to an equity-based compensation plan or otherwise;

(yy)    No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus which is not so described; and

(zz)     Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

Any certificate signed by any officer of the Transaction Entities or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Transaction Entity or such subsidiary to each Underwriter as to the matters covered thereby.

2.        Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[       ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [      ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.        Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.        (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November [  ], 2017 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)      The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares, will be delivered at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, New York, New York 10018 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location on the day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.        Each of the Transaction Entities, jointly and severally, agrees with each of the Underwriters:

(a)      To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly make every reasonable effort to obtain the withdrawal of such order;

(b)      To use its reasonable best efforts to take such action as you may reasonably request from time to time to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject as of the date hereof;

(c)       From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)      To make generally available to its securityholders as soon as practicable (which may be satisfied with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with the last paragraph of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)       During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the foregoing clause shall not apply to (A) the Shares to be sold hereunder, (B) Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (including OP Units) issued by the Company or the Operating Partnership in the Formation Transactions, (C) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (including OP Units) issued or granted pursuant to any equity incentive plan of the Company or the Operating Partnership referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) any Common Shares issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for Common Shares outstanding as of the date of this Agreement, and (E) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (including OP Units), in the aggregate not to exceed 20% of the total number of Common Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for Common Shares (including OP Units)), issued in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided, however, that the recipients of such Common Shares or securities convertible into or exercisable or exchangeable for Common Shares shall be required to execute a lock-up letter, in substantially the form attached as Annex III hereto;

(f)       During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, the Transaction Entities will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and its rules and regulations;

(g)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(h)      To use its best efforts to list, subject to notice of issuance, the Common Shares (including the Shares) on the Exchange;

(i)        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)      Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)        To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

6.        (a)  The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) and Schedule II(b) hereto;

(b)      The Company represents and agrees that (i) it has not engaged in, or authorized, any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized, any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)      Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(e)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or such Issuer Free Writing Prospectus or Section 5(d) Writing would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)       Except as contemplated herein or in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares;

(g)       The Company will use its best efforts to qualify as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify as a REIT under the Code unless and until the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified; and

(h)      Each of the Transaction Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

7.        (a)  The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters that they will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among the Underwriters, this Agreement, any of the Operative Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $10,000) in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $75,000) in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing, issuing and delivering stock certificates, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (except that the Underwriters shall pay all lodging, commercial airfare and other expenses attributable to employees of the Underwriters) and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section, and subject to Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Transaction Entities herein or in certificates of any officer of either of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof, are, at and as of such Time of Delivery, true and correct, the condition that the Transaction Entities shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)     Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a form of each such opinions is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)     Latham & Watkins LLP, counsel for the Transaction Entities, shall have furnished to you such written opinions (a form of each such opinions is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)     Seyfarth Shaw LLP counsel for the Transaction Entities, shall have furnished to you its written opinions (a form of such opinions is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you.

(e)     Seyfarth Shaw LLP, tax counsel for the Transaction Entities, shall have furnished to you their written opinions (a form of such opinions is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you.

(f)      Ballard Spahr LLP, special counsel for the Company, shall have furnished to you their written opinions (a form of such opinions is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you.

(g)     On the date of the Prospectus at the time of execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(h)     Other than as set forth or contemplated in the Pricing Disclosure Package, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and Prospectus, (A) there shall not have been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries, (B) there shall not have been any change in or affecting the business affairs, management, business prospects, financial position or results of operations of the Company, the Operating Partnership and their respective subsidiaries or of any Predecessor Entity, whether or not arising out of the ordinary course of business, and (C) neither of the Transaction Entities nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, the effect of which, in any such case described in clauses (A), (B) or (C), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)      On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)      The Shares to be sold at such Time of Delivery shall have been approved for listing, subject only to official notice of issuance, on the Exchange;

(k)     At the date of this Agreement, the Representatives shall have received executed copies of an agreement from each of the Company’s executive officers, trustees, and trustee nominees, and holders of the Company’s beneficial shares listed on Schedule IV hereto, in substantially the form attached as Annex III hereto, in form and substance reasonably satisfactory to you;

(l)      FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(m)      All of the transactions that are to occur in order to consummate the Formation Transactions shall have been or will be substantially concurrently consummated as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and

(n)               The Transaction Entities shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of such Transaction Entity satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by each of the Transaction Entities of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as you may reasonably request.

9.                        (a)  The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or any “road show” (as defined in Rule 433(h) under the Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information,” any Section 5(d) Writing or any “road show,” in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives expressly for use therein.

(b)                   Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The statements set forth in the second sentence of the sixth paragraph, in the thirteenth paragraph and in the fourteenth paragraph under the caption “Underwriting” in the Pricing Prospectus, only insofar as such statements relate to the amount of the selling concession, to stabilization activities that may be undertaken by the Underwriters, to the imposition of penalty bids or to sales to discretionary accounts, constitute the only information furnished by or on behalf of any Underwriter, as such information is referred to in Sections 1(b), 1(c), 1(e) and 6(e) and this Section 9.

(c)                    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party to the extent such indemnifying party is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than under such subsection.  If any such claim or action shall be brought or asserted against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification pursuant to this Section that such indemnifying party may designate in such action and shall pay the fees and expenses in such action and shall pay the fees and expenses of such counsel related to such action, as incurred.  In any such claim or action, any indemnified party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person; (iii)the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Such firm shall be designated in writing by Representatives in the case of parties indemnified pursuant to Section 9(a) hereof and by the Company in the case of parties indemnified pursuant to Section 9(b) hereof. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                    The obligations of the Transaction Entities under this Section 9 shall be in addition to any liability which each Transaction Entity may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a trustee of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.                 (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another Underwriter or Underwriters, or another underwriter or underwriters, to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                 The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Transaction Entities, or any officer, director, trustee or controlling person of the Transaction Entities, and shall survive delivery of and payment for the Shares.

12.                 If any Shares are not delivered by or on behalf of the Company as provided herein because any condition to the obligations of the Underwriters set forth in Section 8 hereof (except for the conditions set forth in clauses (i), (iii), (iv) and (v) of Section 8(i)) is not satisfied, the Transaction Entities will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Transaction Entities shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                 In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by  the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York  10282-2198, Attention: Registration Department, J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention  Equity Syndicate Desk, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, facsimile: (646) 855 3073; Attention:  Syndicate Department, with a copy to: facsimile: (212) 230-8730 Attention: ECM Legal; and if to the Transaction Entities shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room, J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention  Equity Syndicate Desk, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, facsimile: (646) 855 3073; Attention:  Syndicate Department, with a copy to: facsimile:  (212) 230-8730 Attention: ECM Legal; and if to any person subject to the Lock-Up Period pursuant to the lock-up letters described in Section 8(k), shall be delivered or sent by mail, telex or facsimile transmission to the address of such person set forth in the signature page to the lock-up letter executed by such person. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

The Company hereby acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the Underwriters to properly identify their respective clients.

14.                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Transaction Entities and, to the extent provided in Sections 9 and 11 hereof, the officers, directors and trustees of the Transaction Entities, the officers and directors of the Underwriters, and each person who controls the Transaction Entities or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.                 The Transaction Entities acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Transaction Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) or any other obligation to the Transaction Entities except the obligations expressly set forth in this Agreement and (iv) the Transaction Entities consulted their own legal and financial advisors to the extent it deemed appropriate.  The Transaction Entities agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Transaction Entities, in connection with such transaction or the process leading thereto.

17.                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                 THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Transaction Entities agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Transaction Entities agree to submit to the jurisdiction of, and to venue in, such courts.

19.                 The Transaction Entities and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                 Notwithstanding anything herein to the contrary, the Transaction Entities are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Transaction Entities relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.                 This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Transaction Entities.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Transaction Entities for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

WORKSPACE PROPERTY TRUST

By:
Name:
Title:

WORKSPACE PROPERTY TRUST, L.P.

By: WORKSPACE PROPERTY TRUST, its general partner

By:
Name:
Title:

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of
Optional
Shares to
	Total	be
	Number of	Purchased
	Firm	if
	Shares	Maximum
	to be	Option
Underwriter	Purchased	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
KeyBanc Capital Markets Inc.
Barclays Capital Inc.
Citigroup Global Markets Inc.
BMO Capital Markets Corp.
Capital One Securities, Inc.
JMP Securities LLC
Total